Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER dated as of November 6, 2013 (the “Agreement”) is entered into among THE TIMKEN COMPANY, an Ohio corporation (the “Borrower”), the Guarantors, the Lenders party hereto, BANK OF AMERICA, N.A. and KEYBANK NATIONAL ASSOCIATION, as Co-Administrative Agents (in such capacity, the “Co-Administrative Agents”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Co-Administrative Agents entered into that certain Second Amended and Restated Credit Agreement dated as of May 11, 2011 (as amended or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower acknowledges that it has failed to cause each of Timken Boring Specialties, LLC (“Timken Boring”) and Timken Gears & Services Inc. (“Timken Gears & Services”; together with Timken Boring, the “New Subsidiaries”) upon becoming a Material Subsidiary to execute and deliver a Joinder Agreement guaranteeing the other Loan Parties’ obligations under the Loan Documents as required and within the time period set forth in Section 7.12 of the Credit Agreement (the “Existing Events of Default”); and

WHEREAS, the Borrower has requested and the Required Lenders have agreed to waive the Existing Events of Default and amend certain terms of the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute, and any rules, regulations and orders applicable thereto.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty is or becomes illegal.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Qualified ECP Guarantor” means at any time each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b)    The definition of “Obligations” in Section 1.01 of the Credit Agreement is hereby amended by deleting “.” at the end thereof and inserting the following:

; provided that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

(c)    Article IV of the Credit Agreement is hereby amended by adding the following new Section 4.08 at the end thereof:

4.08    Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full. Each Loan Party intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

(d)    Section 8.02 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (k); (ii) replacing “.” at the end of clause (l) with “;” and (iii) inserting the following new clauses (m) and (n) at the end thereof:

(m)    (i) a one-time Investment in the form of an intercompany loan by the Borrower in Timken (Gibraltar) Limited (which intercompany loan shall not require the transfer of any cash from the Borrower to Timken (Gibraltar) Limited) in an aggregate principal amount not to exceed $225,000,000 and (ii) a one-time Investment in the form of an intercompany loan by The Timken Service and Sales Company in Timken (Gibraltar) Limited (which intercompany loan shall not require the transfer of any cash from The Timken Service and Sales Company to Timken (Gibraltar) Limited) in an aggregate principal amount not to exceed $225,000,000; provided that, in each case, (1) no Default or Event of Default under each of Section 9.01(a), (f) or (g) shall have occurred and be continuing before and immediately after giving effect to such Investment and (2) the Borrower and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 8.11(a) after giving effect to the making of such Investment; and

(n)    Investments by any Loan Party provided pursuant to Section 4.08.
(e)    Section 8.03(c) of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (G) and (ii) inserting the following new clause (I) at the end thereof:

(I)    obligations of any Loan Party under Section 4.08 (to the extent constituting Indebtedness); and
(f)    Section 8.03(d) of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (A); (ii) replacing “.” at the end of clause (B) with “; and” and (iii) inserting the following new clause (C) at the end thereof:

(C)    Indebtedness of (i) Timken (Gibraltar) Limited owed to the Borrower and (ii) Timken (Gibraltar) Limited owed to The Timken Service and Sales Company, in each case that is otherwise permitted to be made by the Borrower and The Timken Service and Sales Company, respectively, under Section 8.02(m).
(g)    Section 9.03 of the Credit Agreement is hereby amended by inserting the following at the end thereof:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
2.    Waiver. Subject to the other terms and conditions of this Agreement, the Co-Administrative Agents and the Required Lenders hereby waive the Existing Events of Default. This waiver is limited solely to the Existing Events of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Co-Administrative Agents or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law, and nothing herein shall modify or affect the obligations of the Borrower and the Guarantors to comply with each and every duty, term, condition or covenant contained in the Credit Agreement (as modified by this Agreement) and the other Loan Documents from and after the date hereof.

3.    Conditions Precedent. This Agreement shall be effective as of the date hereof when all of the conditions set forth below have been satisfied:

(a)    The Co-Administrative Agents’ receipt of counterparts of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders.

(b)    The Co-Administrative Agents’ receipt of the following, each in form and substance satisfactory to the Co-Administrative Agents:
(i)    a Joinder Agreement executed by each of the New Subsidiaries;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the New Subsidiaries as the Co-Administrative Agents may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the respective Joinder Agreement;
(iii)    such documents and certifications as the Co-Administrative Agents and the Lenders may reasonably require to evidence that each of the New Subsidiaries is duly organized or formed, and that each of the New Subsidiaries is validly existing and in good standing in its jurisdiction of organization; and
(iv)    a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Co-Administrative Agents and each Lender, in form and substance reasonably satisfactory to the Co-Administrative Agents.
4.    Miscellaneous.

(a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)    The Borrower and the Guarantors hereby represent and warrant as follows:

(i)    Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)    This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement other than those which have been obtained and are in full force and effect.

(iv)     The representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

(v)    No event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Existing Events of Default).

(d)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                 THE TIMKEN COMPANY,
an Ohio corporation

By: /s/ Glenn A. Eisenberg
Name: Glenn A. Eisenberg
Title: Executive Vice President - Finance and Administration

GUARANTORS:	TIMKEN US LLC,
a Delaware limited liability company

By: /s/ Glenn A. Eisenberg
Name: Glenn A. Eisenberg
Title: President

TIMKEN HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Glenn A. Eisenberg
Name: Glenn A. Eisenberg
Title: President

TIMKEN U.S. HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Glenn A. Eisenberg
Name: Glenn A. Eisenberg
Title: President

MPB CORPORATION,
a Delaware corporation

By: /s/ Christopher J. Holding
Name: Christopher J. Holding
Title: Vice President

TIMKEN AEROSPACE TRANSMISSIONS, LLC,
a Delaware limited liability company

By: /s/ Christopher J. Holding
Name: Christopher J. Holding
Title: Vice President

TIMKEN BORING SPECIALTIES, LLC,
a Delaware limited liability company

By: /s/ J. Ted Mihaila
Name: J. Ted Mihaila
Title: Treasurer

TIMKEN GEARS & SERVICES INC.,
an Ohio corporation

By: /s/ J. Ted Mihaila
Name: J. Ted Mihaila
Title: Treasurer

CO-ADMINISTRATIVE
AGENTS:                    KEYBANK NATIONAL ASSOCIATION,
as Co-Administrative Agent and Paying Agent

By:     /s/ Brian P. Fox
Name: Brian P. Fox
Title:    Vice President

BANK OF AMERICA, N.A.,
as Co-Administrative Agent

By:     /s/ Christopher Wozniak
Name: Christopher Wozniak
Title:    Vice President

LENDERS:                    KEYBANK NATIONAL ASSOCIATION,
as L/C Issuer, Swing Line Lender and a Lender

By:     /s/ Brian P. Fox
Name: Brian P. Fox
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:     /s/ Christopher Wozniak
Name: Christopher Wozniak
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Brian Knapp
Name: Brian Knapp
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Keith Luettel
Name: Keith Luettel
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

THE BANK OF NEW YORK MELLON,
as a Lender

By: /s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ Thomas J. Sterr
Name: Thomas J. Sterr
Title: Authorized Signatory

THE HUNTINGTON NATIONAL BANK,
as a Lender

By: /s/ Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President
Société Générale,
as a Lender

By: /s/ Kimberly Metzger
Name: Kimberly Metzger
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christopher S. Helmeci
Name: Christopher S. Helmeci
Title: Relationship Manager

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Ankur Goyal
Name: Ankur Goyal
Title: V. P.

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Thomas P. McGrath
Name: Thomas P. McGrath
Title: Officer

US BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Patrick McGraw
Name: Patrick McGraw
Title: Senior Vice President

INTESA SANPAOLO S.P.A. NEW YORK BRANCH,
as a Lender

By: /s/ Sergio Maggioni
Name: Sergio Maggioni
Title: FVP

By: /s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP & Head of Credit

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Joseph G. Moran
Name: Joseph G. Moran
Title: Senior Vice President

LLOYDS BANK PLC (formerly known as Lloyds TSB Bank plc)
as a Lender

By: /s/ Stephen Giacolone
Name: Stephen Giacolone
Title: Assistant Vice President - G011

By: /s/ Karen Weich
Name: Karen Weich
Title: Vice President - W011

UNICREDIT BANK AG, NEW YORK BRANCH
as a Lender

By: /s/ Fabienne Lelievre
Name: Fabienne Lelievre
Title: Director

By: /s/ Edward Kulesza
Name: Edward Kulesza
Title: Director

CREDIT INDUSTRIAL ET COMMERCIAL
as a Lender

By: /s/ Edwige Sucher
Name: Edwige Sucher
Title: Vice President

By: /s/ Nicolas Courtaigne
Name: Nicolas Courtaigne
Title: Vice President

SUNTRUST BANK
as a Lender

By: /s/ Johnetta Bush
Name: Johnetta Bush
Title: Vice President